UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 25, 2020

Mallard Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-39611	84-4904992
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19701 Bethel Church Road, Suite 302
Cornelius, NC 28031
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (813) 407-0444

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Units, each consisting of one share of Common Stock and one Redeemable Warrant entitling the holder to purchase one-half of one share of Common Stock	MACUU	The NASDAQ Stock Market LLC

Common Stock, par value $0.0001 per share	MACU	The NASDAQ Stock Market LLC

Warrants, each exercisable for one-half share of Common Stock for $11.50 per whole share	MACUW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Separate Trading of Units, Common Stock and Warrants

On November 25, 2020, Mallard Acquisition Corp. (the “Company”) announced that, commencing on November 27, 2020, the holders of units issued in its initial public offering (the “Units”), each consisting of one share of common stock of the Company, par value $0.0001 per share (the “Common Stock”), and one warrant of the Company (“Warrant”), with each Warrant entitling the holder thereof to purchase one-half of one share of Common Stock for $11.50 per whole share, may elect to separately trade the shares of Common Stock and Warrants included in the Units. The Units not separated will continue to trade on the Nasdaq Capital Market under the symbol “MACUU.” The shares of Common Stock and the Warrants are expected to trade on the Nasdaq Capital Market under the symbols “MACU” and “MACUW,” respectively. Holders of Units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the Units into shares of Common Stock and Warrants.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release dated November 25, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mallard Acquisition Corp.

	By:	/s/ P. Jeffrey Leck
		Name:	P. Jeffrey Leck
		Title:	Chief Executive Officer, President and Director

Dated: November 25, 2020

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